                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                                                                                Distribution Date:
                                                                                                                           4/15/2004

Section 5.2 - Supplement                                         Class A         Class B      Collateral             Total
---------------------------------------------------------------------------------------------------------------------------------
(i)       Monthly Principal Distributed                                 0.00           0.00           0.00                  0.00

(ii)      Monthly Interest Distributed                          2,740,833.33     160,416.67      69,319.44          2,970,569.44
          Deficiency Amounts                                            0.00           0.00                                 0.00
          Additional Interest                                           0.00           0.00                                 0.00
          Accrued and Unpaid Interest                                                                 0.00                  0.00

(iii)    Collections of Principal Receivables                  90,858,068.07   5,162,390.23   7,227,346.32        103,247,804.62

(iv)      Collections of Finance Charge Receivables             7,280,877.79     413,686.24     579,160.73          8,273,724.77

(v)       Aggregate Amount of Principal Receivables                                                            35,964,634,760.27

                                                    Investor
                                                    Interest  550,000,000.00  31,250,000.00  43,750,000.00        625,000,000.00
                                                    Adjusted
                                                    Interest  550,000,000.00  31,250,000.00  43,750,000.00        625,000,000.00

                                                 Series
          Floating Investor Percentage                 1.74%          88.00%          5.00%          7.00%               100.00%
          Fixed Investor Percentage                    1.74%          88.00%          5.00%          7.00%               100.00%

(vi)      Receivables Delinquent (As % of Total Receivables)
                   Current                                                                                                95.80%
                   30 to 59 days                                                                                           1.26%
                   60 to 89 days                                                                                           0.91%
                   90 or more days                                                                                         2.03%
                                                                                                               ------------------
                                            Total Receivables                                                            100.00%

(vii)     Investor Default Amount                               2,821,783.33     160,328.60     224,460.04          3,206,571.97

(viii)    Investor Charge-Offs                                          0.00           0.00           0.00                  0.00

(ix)      Reimbursed Investor Charge-Offs/Reductions                    0.00           0.00           0.00                  0.00

(x)       Net Servicing Fee                                       458,333.33      26,041.67      36,458.33            520,833.33

(xi)      Portfolio Yield (Net of Defaulted Receivables)  *                                                                9.47%

(xii)     Portfolio Supplemented Yield                                                                                     9.96%

(xiii)    Reallocated Monthly Principal                                                0.00           0.00                  0.00

(xiv)     Closing Investor Interest (Class A Adjusted)        550,000,000.00  31,250,000.00  43,750,000.00        625,000,000.00

(xv)      LIBOR                                                                                                         1.09000%

(xvi)     Principal Funding Account Balance                                                                                 0.00

(xvii)    Accumulation Shortfall                                                                                            0.00

(xviii)   Principal Funding Investment Proceeds                                                                             0.00

(xix)     Principal Investment Funding Shortfall                                                                            0.00

(xx)      Available Funds                                       6,822,544.46     387,644.57     542,702.40          7,752,891.43

(xxi)     Certificate Rate                                          5.98000%       6.16000%       1.84000%
---------------------------------------------------------------------------------------------------------------------------------

          By:
                   ------------------------
          Name:    Patricia M. Garvey
          Title:   Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3

                                                                                                          Distribution Date:
                                                                                                                          4/15/2004

Section 5.2 - Supplement                                                Class A         Class B       Collateral           Total
------------------------------------------------------------------------------------------------------------------------------------

(i)     Monthly Principal Distributed                                        0.00           0.00           0.00                0.00

(ii)    Monthly Interest Distributed                                 2,434,132.89     141,813.47      51,926.11        2,627,872.47
        Deficiency Amounts                                                   0.00           0.00                               0.00
        Additional Interest                                                  0.00           0.00                               0.00
        Accrued and Unpaid Interest                                                                        0.00                0.00

(iii)   Collections of Principal Receivables                        68,058,144.47   3,866,919.38   5,413,892.11       77,338,955.96

(iv)    Collections of Finance Charge Receivables                    5,453,814.32     309,874.16     433,840.25        6,197,528.73

(v)     Aggregate Amount of Principal Receivables                                                                 35,964,634,760.27

                                                        Investor
                                                        Interest   411,983,000.00  23,408,000.00  32,772,440.86      468,163,440.86
                                                        Adjusted
                                                        Interest   411,983,000.00  23,408,000.00  32,772,440.86      468,163,440.86

                                                     Series
        Floating Investor Percentage                       1.30%           88.00%          5.00%          7.00%             100.00%
        Fixed Investor Percentage                          1.30%           88.00%          5.00%          7.00%             100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                   Current                                                                                                   95.80%
                   30 to 59 days                                                                                              1.26%
                   60 to 89 days                                                                                              0.91%
                   90 or more days                                                                                            2.03%
                                                                                                                  ------------------
                                                Total Receivables                                                           100.00%

(vii)   Investor Default Amount                                      2,113,685.02     120,095.10     168,139.50        2,401,919.63

(viii)  Investor Charge-Offs                                                 0.00           0.00           0.00                0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                           0.00           0.00           0.00                0.00

(x)     Net Servicing Fee                                              343,319.17      19,506.67      27,310.37          390,136.20

(xi)    Portfolio Yield (Net of Defaulted Receivables) *                                                                      9.47%

(xii)   Portfolio Supplemented Yield                                                                                         10.95%

(xiii)  Reallocated Monthly Principal                                                       0.00           0.00                0.00

(xiv)   Closing Investor Interest (Class A Adjusted)               411,983,000.00  23,408,000.00  32,772,440.86      468,163,440.86

(xv)    LIBOR                                                                                                              1.09000%

(xvi)   Principal Funding Account Balance                                                                                      0.00

(xvii)  Accumulation Shortfall                                                                                                 0.00

(xviii) Principal Funding Investment Proceeds                                                                                  0.00

(xix)   Principal Investment Funding Shortfall                                                                                 0.00

(xx)    Available Funds                                              5,110,495.15     290,367.49     406,529.88        5,807,392.53

(xxi)   Certificate Rate                                                 7.09000%       7.27000%       1.84000%

------------------------------------------------------------------------------------------------------------------------------------

          By:
                     ----------------------------
          Name:      Patricia M. Garvey
          Title:     Vice President